Exhibit 99.1

Guardion Health Sciences Issues Letter to Shareholders

HOUSTON – December 16, 2021 – Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (Nasdaq: GHSI), a clinical nutrition and diagnostics company that develops clinically supported nutrition, medical foods, supplements, and medical devices, issued the following Letter to Shareholders:

Dear Fellow Shareholders,

I am delighted to be able to communicate directly with you and share all the developments that have occurred involving Guardion over the last year.

During the course of the past year, we have been working non-stop toward re-creating your company into becoming a premier provider of clinically proven, trusted health and wellness products. I feel like it is safe to say that the Guardion that began 2021 is not the same Guardion finishing the year 2021, and that we are optimistic regarding our future in 2022 and beyond.

Our transformation effectively began mid-year with the acquisition of the Viactiv brand in June, which has significantly altered our product mix, revenue stream and organic growth potential. Since then, our focus has been on growing those revenues through improved and enhanced business and marketing practices, as well as optimizing our results from our existing business through improved internal financial management tools and aggressively seeking and evaluating opportunities to expand our market share.

We have regularly communicated our confidence that exploitation of the Viactiv brand will be the cornerstone of our future success. This success will rely on our providing ample and adequate support to that brand through the following means:

·	Brand awareness – Viactiv was initially launched by well-respected industry leaders Mead Johnson/Johnson & Johnson over 20 years ago. This history, along with the product’s marketing campaigns, taste profile, and receipt of consistently positive consumer reviews, has led to strong consumer awareness and acceptance. While we have continued to reap the benefits from this brand awareness, we are also keenly aware of the necessity of enhancing it by maximizing every opportunity to continue to build the brand while capitalizing on its established track record.

·	Experienced management – As part of the Viactiv acquisition, Guardion appointed Craig Sheehan as the Company’s Chief Commercial Officer. Mr. Sheehan was the senior executive responsible for the Viactiv brand as a member of the executive leadership team at Adare Pharmaceuticals, the previous owner of the brand. Craig has been actively building the team that we believe will drive improvements in not only the Viactiv brand, but Guardion’s other products as a whole.

·	Sales channels – Guardion’s team is evaluating opportunities to increase product commercialization through better access to sales channels. The Viactiv products enjoy established distribution through traditional “brick and mortar” retailers and online eCommerce retailers. Guardion’s other clinical nutrition products are sold directly to consumers via the Company’s website (www.guardionhealth.com). By leveraging Guardion’s collective experience selling in these channels, Guardion is seeking to increase distribution of its products. Viactiv’s products are currently marketed through many of the nation’s largest retailers, including, among others, Walmart (retail and online), Target, CVS and Amazon. The distribution infrastructure and know-how that we acquired with the Viactiv acquisition positions us well to expand the presence of all of our current and future brands and drive sales. Management is actively focusing on supply chain matters in light of industry-wide supply chain constraints. Through September 30, 2021, the Company had not experienced material negative impact to its supply chain, and while the Company cannot make any assurances about future periods, we are focused on being able to meet consumer demand for our products.

·	Product development potential – The Viactiv brand has promising organic growth potential through expanded product development, increased marketing programs, and line extensions. For example, Viactiv recently launched its Calcium Plus Immune product, and we are actively exploring and developing other complementary products that we plan to bring to market. Among Guardion’s key values is the importance of a robust body of clinical evidence to back up the value propositions of our products. We intend to continue to grow our body of evidence on both existing and future products to ensure both consumer and shareholder confidence.

·	Track record of profitability –The Company expects the acquisition of Viactiv to contribute increasing revenue and consistent operating margins, as well as a multitude of growth opportunities, to the Company.

In addition to the importance of strengthening our operations in general, we have also focused on many initiatives that we believe will improve the Company’s operating performance as follows:

·	Strengthening management – Guardion is continuing to seek experienced and qualified management resources who have demonstrated successful track records in generating sustained, profitable growth in the clinical nutrition industry. In addition to hiring Craig Sheehan in June 2021, we hired Jeffrey Benjamin as the Company’s Chief Accounting Officer in 2021. Mr. Benjamin is an experienced corporate controller with both public and private company experience, and is responsible for the Company’s accounting, financial and SEC reporting functions.

Strengthening the board of directors – Guardion appointed Michaela Griggs, a seasoned healthcare executive to its Board of Directors in December 2021. Mrs. Griggs currently serves as Chief Executive Officer of Los Angeles-based Southern California Reproductive Center. From 2017 through 2020, Mrs. Griggs served as Executive Vice President at Barco Uniforms’ Health Care & Identity Divisions. For nearly 20 years prior to Barco, Mrs. Griggs held key executive marketing positions at Allergan, Bayer Healthcare, 3M Unitek and Tria Beauty, where she was instrumental in developing and improving brand, retail and distribution strategies for global brands such as Botox®, Juvederm®, and One-A-Day® multi-vitamins, as well as other key brand portfolios.

·	Efficiency initiatives focused on increased profitability:

o   Logistics – We decided to relocate our ocular products inventory to a third-party logistics provider (“3PL”) earlier this year. After analyzing product handling, storage and transportation, we determined that a 3PL would provide additional and improved customer service while also reducing our cost structure.

o   Office costs – We have moved our executive offices from San Diego, California to Houston, Texas. This move has greatly reduced our office footprint. In addition, the Houston healthcare community and life sciences community are well-suited to support our strategy to create products backed by clinical evidence. Finally, the move provided additional advantages, including a less expensive business environment.

o   Portfolio and business line evaluation – We continue to evaluate the Company’s entire product portfolio and related business lines, with the objective to identify efficiencies and insuring fit with the Company’s strategic direction. We intend to focus on those products and technologies that possess the greatest opportunity for commercial success within a reasonable period of time, and with a reasonable deployment of capital. For example, we decided to increase our focus on our Viactiv and ocular products this past fall. We are currently reviewing the NutriGuard brand in relation to the overall Viactiv strategy. This process includes an evaluation of our current products and potential new products.

o   Information technology – We are evaluating opportunities to leverage information technology to increase efficiency and marketing effectiveness, and to manage risk.

In addition to the commercialization and business development activities described above, we are regularly seeking opportunities to utilize mergers and acquisitions and similar transactions to advance the Company’s business strategy and provide immediate opportunities to rapidly scale our business. Targets that would advance Guardion’s business strategy and focus include companies with an established brand presence, growing revenues, strong distribution channels and/or profitable sales, commercialized products that could strengthen our product portfolio, and products that present strong growth opportunities and unique science or technology profiles.

Finally, the Guardion management team is looking forward to increasing the frequency of shareholder communications to be able to report on achieving measurable and tangible milestones as part of the Company’s overall long-term progress.

Over the long-term, I believe that Guardion’s success will depend on our ability to create value in well-differentiated and robust brands comprised of strong clinically proven products that address consumer needs in growing markets. We are committed to bringing compelling products to market under meaningful and differentiated brands that are supported by strong science.

The activities in 2021 allow us to be in a much better position to create value for our shareholders primarily as a result of the Viactiv acquisition We also recognize that we have much to accomplish in 2022 and beyond and management and the Board are committed to doing the hard work necessary to benefit our shareholders. We are looking forward to continuing to execute on the plans outlined above, and to sharing the incremental progress of many of those activities, through additional shareholder communications. In the meantime, we wish all of our shareholders a prosperous, safe and healthy holiday season and look forward to a strong 2022.

Sincerely,

Bret D. Scholtes

Chief Executive Officer

Guardion Health Sciences, Inc.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition and diagnostics company. Guardion’s portfolio of science-based, clinically supported nutrition, medical foods, and diagnostic products support healthcare professionals, their patients, and consumers in achieving health goals. Guardion’s commercial and developmental initiatives are supported by equally impressive scientific and medical advisory boards, led by seasoned business executives and physicians with many years of experience. This combination of expertise and scientific knowledge forms the foundation of Guardion’s growing position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U. S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of new management team members, the implementation of new financial, management, accounting and business software systems, the integration of the Viactiv acquisition and possibly additional acquisition targets, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.